
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the six months ending June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                       1,841,875<F1>
<SECURITIES>                                   796,808
<RECEIVABLES>                                   20,745<F2>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 2,630
<PP&E>                                      22,916,811<F3>
<DEPRECIATION>                                (52,293)<F4>
<TOTAL-ASSETS>                              25,526,576
<CURRENT-LIABILITIES>                            6,750
<BONDS>                                              0
<PREFERRED-MANDATORY>                       25,556,558<F5>
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,556,558
<SALES>                                              0
<TOTAL-REVENUES>                               488,694<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               162,612<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   326,082
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes cash and cash equivalents of $1,349,619 and investment in commercial paper of $492,256.
<F2>Includes all receivables of the Partnership included in "Other Assets" on the balance sheet.
<F3>Includes Investment in Joint Venture $21,094,265 and costs related to the acquisition of the asset underlying the investment $1,882,546.
<F4>Represents amortization of costs related to the acquisition of the asset underlying the investment.
<F5>Equity of General Partners ($46,163), Limited Partners of $25,567,127.
<F6>Includes all revenue of the Partnership.
<F7>Includes all expenses of the Partnership.
<F8>Net income allocated $3,261 to the General Partners and $322,821 to the Limited
Partners.  Average net income is $.16 on 2,060,450 Units outstanding.

